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As filed with the Securities and Exchange Commission on August 22, 2001

Registration No. 333-35676

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QRS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	7370	68-0102251
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1400 Marina Way South
Richmond, California 94804
(510) 215-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John S. Simon
Chief Executive Officer
QRS Corporation
1400 Marina Way South
Richmond, California 94804
(510) 215-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Scott D. Karchmer, Esq.
Brobeck, Phleger & Harrison LLP
One Market
Spear Street Tower
San Francisco, California 94105
(415) 442-0900

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

DEREGISTRATION OF SHARES

    On April 26, 2000, QRS Corporation ("We", "Our", or "Us") registered, on behalf of certain selling stockholders, 847,290 shares of our common stock (the "Shares"), no par value, with the Securities and Exchange Commission pursuant to Registration Statement No. 333-35676 on Form S-3, which was amended on June 12, 2000. All of the Shares originally were issued by us in connection with our acquisition of Image Info Inc. and our acquisition of the assets of RockPort Trade Systems, Inc. 100,000 Shares were received by certain of the selling stockholders in connection with our acquisition of all of the outstanding capital stock of Image Info Inc. and 747,290 Shares were received by certain of the selling stockholders in connection with our acquisition of substantially all of the assets of Rockport Trade Systems, Inc. We hereby remove from registration 378,372 Shares which remain unsold as of August 22, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-35676) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 22nd day of August, 2001.

QRS CORPORATION
By:	/s/ JOHN S. SIMON John S. Simon Chief Executive Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN S. SIMON John S. Simon	Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2001
/s/ SAMUEL HEDGPETH Samuel Hedgpeth	Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2001
* Peter R. Johnson	Chairman of the Board of Directors	August 22, 2001
* Tania Amochaev	Director	August 22, 2001
* David A. Cole	Director	August 22, 2001

* John P. Dougall	Director	August 22, 2001
* Philip Schlein	Director	August 22, 2001
* Garen K. Staglin	Director	August 22, 2001
* Garth Saloner	Director	August 22, 2001
*By:	/s/ JOHN S. SIMON	August 22, 2001
John S. Simon Attorney-in-fact

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DEREGISTRATION OF SHARES
SIGNATURES